Exhibit 99.1

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WisdomTree Announces Third Quarter 2023 Results

$11 Billion of Year-to-Date Inflows and 900bps of Margin Improvement vs. Q3 2022

Diluted Earnings Per Share of $0.07 ($0.10, as Adjusted)

12 consecutive quarters of global net inflows

17% annualized organic growth rate across all products

New York, NY – (Business Wire) – October 27, 2023 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the third quarter of 2023.

$13.0 million net income ($18.0(1) million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$93.7 billion of ending AUM, unchanged from the prior quarter.

$2.0 billion of net inflows, primarily driven by inflows into our fixed income, U.S. equity, international equity and emerging markets products, partly offset by outflows from our commodity products.

0.36% average advisory fee, unchanged from the prior quarter.

$90.4 million of operating revenues, an increase of 5.5% from the prior quarter primarily due to higher average AUM.

80.1% gross margin(1), a 0.8 point increase from the prior quarter due to higher revenues.

29.5% operating income margin, an 8.3 point increase compared to our operating income margin in the prior quarter due to higher revenues, as well as lower professional fees incurred in connection with an activist campaign. Our adjusted operating income margin increased 2.6 points compared to our adjusted operating margin of 26.9%(1) in the prior quarter due to higher revenues.

$0.03 quarterly dividend declared, payable on November 22, 2023 to stockholders of record as of the close of business on November 8, 2023.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree’s results for the third quarter confirm our progress as we continue to successfully drive organic growth and margin expansion. At 17% year-to-date, our pace of organic growth remains the best among all our publicly traded U.S. asset manager peers. The benefits of our scale and an active, disciplined approach to managing margin has generated 900 basis points of operating margin expansion in the third quarter versus the same period last year.  Even as we remain focused on organic growth and margin expansion, we are making steady progress in rolling out WisdomTree Prime™ across the U.S, with 12 states added in the third quarter, coupled with enhanced products and features and new digital funds on track to be launched in the fourth quarter. Taken together, these steps solidify WisdomTree’s position as an early mover with a multi-year head start on the industry shift toward tokenization and blockchain-enabled finance.”

1

Update from Jarrett Lilien, WisdomTree COO and President

“We are executing against our strategy and consistently delivering results, garnering nearly $2 billion of net inflows this quarter – our 12th consecutive quarter of positive flows. This momentum over the past three years is proving to be sustainable, and we have confidence that it will continue.

On the client side, both new and existing relationships are becoming larger, broader and deeper, as many continue to grow in average size while also utilizing more of our products and services, such as our WisdomTree managed model portfolios. Our managed models are currently available to over 65,000 advisors in the U.S., and we have seen significant year-over-year traction at both the large distribution networks as well as in the RIA and independent broker-dealer channels.  We are well-positioned to drive continued organic growth in the coming quarters and years.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$93.7	$93.7	$90.7	$82.0	$70.9
Net inflows	$2.0	$2.3	$6.3	$5.3	$1.7
Average AUM	$95.7	$91.6	$87.5	$77.6	$74.7
Average advisory fee	0.36%	0.36%	0.36%	0.36%	0.38%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$90.4	$85.7	$82.0	$73.3	$72.4
Net income/(loss)	$13.0	$54.3	$16.2	$(28.3)	$81.2
Diluted earnings/(loss) per share	$0.07	$0.32	$0.10	$(0.20)	$0.50
Operating income margin	29.5%	21.2%	20.2%	16.0%	20.5%
As Adjusted (Non-GAAP(1)):
Gross margin	80.1%	79.3%	79.1%	76.9%	77.5%
Net income, as adjusted	$18.0	$14.9	$11.2	$7.0	$9.3
Diluted earnings per share, as adjusted	$0.10	$0.09	$0.07	$0.04	$0.06
Operating income margin, as adjusted	29.5%	26.9%	21.4%	16.0%	20.5%

RECENT BUSINESS DEVELOPMENTS

Company News

•      In August 2023, we appointed Rilla Delorier to our Board of Directors, having received the full support of the Board.

•      In September 2023, the WisdomTree Siegel Strategic Value Index™ (BBG Ticker: CIBQWS6E) won the FIA Index of the Year Award by Structured Retail Products (SRP). The Siegel Index was developed by Professor Jeremy Siegel, Senior Economist to WisdomTree, and recognizes innovative quantitative investment strategy and strength of ongoing partnership with Annexus, CIBC and WisdomTree.

Product News

•     In August 2023, we activated staking in WisdomTree Physical Ethereum (ETHW), helping to secure the blockchain network and participate in the validation of transactions; we launched GBP and EUR Hedged share classes for the WisdomTree US Quality Dividend Growth UCITS ETF (DGRA) on the London Stock Exchange, Borsa Italiana and Börse Xetra; we launched the WisdomTree EURO STOXX Banks 3x Daily Short (3BAS) on London Stock Exchange, Borsa Italiana and Börse Xetra; and we launched the WisdomTree CAC 40 3x Daily Leveraged (3CAC) and WisdomTree CAC 40 3x Daily Short (3CAS) on Euronext Paris and Börse Xetra.

•     In September 2023, we cross-listed 13 Delta-1 and short-and-leveraged ETPs on Euronext Paris.

•     In October 2023, we cross-listed our first seven UCITS ETFs on Euronext Paris; and we launched the WisdomTree US Efficient Core UCITS ETF (NTSX) on the London Stock Exchange, Borsa Italiana and Börse Xetra.

2

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Operating Revenues:
Advisory fees	$86,598	$82,004	$77,637	$70,913	$70,616	$246,239	$222,719
Other income	3,825	3,720	4,407	2,397	1,798	11,952	5,316
Total revenues	90,423	85,724	82,044	73,310	72,414	258,191	228,035
Operating Expenses:
Compensation and benefits	27,955	26,319	27,398	24,831	23,714	81,672	73,066
Fund management and administration	18,023	17,727	17,153	16,906	16,285	52,903	47,855
Marketing and advertising	3,833	4,465	4,007	4,240	3,145	12,305	11,062
Sales and business development	3,383	3,326	2,994	3,407	2,724	9,703	8,464
Contractual gold payments	—	1,583	4,486	4,107	4,105	6,069	13,001
Professional fees	3,719	8,334	3,715	2,666	2,367	15,768	11,134
Occupancy, communications and equipment	1,203	1,172	1,101	1,110	986	3,476	2,788
Depreciation and amortization	307	121	109	104	58	537	158
Third-party distribution fees	2,694	1,881	2,253	1,793	1,833	6,828	5,863
Other	2,601	2,615	2,257	2,427	2,324	7,473	6,278
Total operating expenses	63,718	67,543	65,473	61,591	57,541	196,734	179,669
Operating income	26,705	18,181	16,571	11,719	14,873	61,457	48,366
Other Income/(Expenses):
Interest expense	(3,461)	(4,021)	(4,002)	(3,736)	(3,734)	(11,484)	(11,199)
Gain/(loss) on revaluation/termination of deferred consideration—gold payments	—	41,361	20,592	(35,423)	77,895	61,953	63,188
Interest income	791	1,000	1,083	945	811	2,874	2,375
Impairments	(2,703)	—	(4,900)	—	—	(7,603)	—
Loss on extinguishment of convertible notes	—	—	(9,721)	—	—	(9,721)	—
Other losses and gains, net	(2,512)	1,286	(2,007)	(1,815)	(5,289)	(3,233)	(34,470)
Income/(loss) before income taxes	18,820	57,807	17,616	(28,310)	84,556	94,243	68,260
Income tax expense/(benefit)	5,836	3,555	1,383	(21)	3,327	10,774	(10,713)
Net income/(loss)	$12,984	$54,252	$16,233	$(28,289)	$81,229	$83,469	$78,973
Earnings/(loss) per share—basic	$0.07(2)	$0.32(2)	$0.10(2)	$(0.20)	$0.50(2)	$0.50(2)	$0.49(2)
Earnings/(loss) per share—diluted	$0.07	$0.32	$0.10	$(0.20)	$0.50(2)	$0.49	$0.49(2)
Weighted average common shares—basic	145,284	144,351	143,862	143,126	$143,120	144,505	142,984
Weighted average common shares—diluted	177,140	170,672	159,887	143,126	158,953	169,997	158,741

As Adjusted (Non-GAAP(1))
Total operating expenses	$63,718	$62,630	$64,506	$61,591	$57,541
Operating income	$26,705	$23,094	$17,538	$11,719	$14,873
Income before income taxes	$23,902	$19,752	$14,485	$8,615	$12,645
Income tax expense	$5,854	$4,833	$3,287	$1,588	$3,323
Net income	$18,048	$14,919	$11,198	$7,027	$9,322
Earnings per share—diluted	$0.10	$0.09	$0.07	$0.04	$0.06
Weighted average common shares—diluted	177,140	170,672	159,887	159,478	158,953

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 5.5% and 24.9% from the second quarter of 2023 and the third quarter of 2022, respectively, primarily due to higher average AUM.
•	Our average advisory fee was 0.36%, 0.36% and 0.38% during the third quarter of 2023, the second quarter of 2023 and the third quarter of 2022, respectively.

Operating Expenses

•	Operating expenses decreased 5.7% from the second quarter of 2023 primarily due to lower professional fees, the termination of our deferred consideration—gold payments obligation on May 10, 2023 and lower marketing expenses. These decreases were partly offset by higher incentive compensation and third-party distribution fees.
•	Operating expenses increased 10.7% from the third quarter of 2022 primarily due to higher stock-based compensation and headcount, fund management and administration costs, professional fees, third-party distribution fees, marketing expenses and sales and business development expenses. These increases were partly offset by the termination of our deferred consideration—gold payments obligation.

Other Income/(Expenses)

•	Interest expense decreased 13.9% from the second quarter of 2023 due to a lower average level of debt outstanding. Interest expense decreased 7.3% from the third quarter of 2022 due to a lower level of debt outstanding, partly offset by a higher effective interest rate.
•	Interest income decreased 20.9% from the second quarter of 2023 due to lower average levels of financial instruments owned and was essentially unchanged from the third quarter of 2022.
•	During the third quarter of 2023, we recognized a non-cash impairment charge of $2.7 million, primarily on our investment in Securrency, Inc., as we marked our investment to estimated realizable value in connection with Securrency entering into an agreement to be acquired by an unrelated third party.
•	Other losses and gains, net was a loss of $2.5 million for the third quarter of 2023. This quarter includes losses on our financial instruments of $2.0 million and other losses on our investments of $0.4 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the third quarter of 2023 was 31.0%, resulting in income tax expense of $5.8 million. The effective tax rate differs from the federal statutory rate of 21% primarily due to an increase in the deferred tax asset valuation allowance on losses recognized on the Company’s investments and non-deductible executive compensation.
•	Our adjusted effective income tax rate was 24.5%(1).

NINE MONTH HIGHLIGHTS

•	Operating revenues increased 13.2% as compared to 2022 due to higher average AUM and higher other income from large flows from some of our European products, partly offset by a lower average advisory fee.
•	Operating expenses increased 9.5% as compared to 2022 primarily due to higher stock-based compensation and headcount, fund management and administration costs, professional fees, marketing expenses, sales and business development expenses, third-party distribution fees and other expenses. These increases were partly offset by the termination of our deferred consideration—gold payments obligation on May 10, 2023.
•	Significant items reported in other income/(expense) in 2023 include: a non-cash gain on revaluation/termination of deferred consideration of $62.0 million during the first and second quarter; loss on extinguishment of convertible notes of $9.7 million arising from the repurchase of $115.0 million in aggregate principal amount of our 4.25% Convertible Senior Notes (the “2020 Notes”) in the first quarter; non-cash impairment charges totaling $7.6 million, primarily on our investments in Securrency, Inc.; losses on our financial instruments owned of $1.0 million and other losses on our investments of $1.2 million; and a non-cash charge of $1.4 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense). Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

4

•	Our effective income tax rate for 2023 was 11.4%, resulting in income tax expense of $10.8 million. The effective tax rate differs from the federal statutory rate of 21% primarily due to a non-taxable gain on revaluation/termination of deferred consideration, a reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above and a lower tax rate on foreign earnings. These items were partly offset by a non-deductible loss on extinguishment of the 2020 Notes during the first quarter of 2023, an increase in the deferred tax asset valuation allowance on losses recognized on our investments and non-deductible executive compensation.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, October 27, 2023 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=wtCKhqvm.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the Participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain-enabled technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $94 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime™, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

________________

(1)	See “Non-GAAP Financial Measurements.”

(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Corporate Communications
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

5

WisdomTree, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022
GLOBAL ETPs ($ in millions)

Beginning of period assets	$93,666	$90,740	$81,993	$70,878	$74,302
Inflows/(outflows)	1,983	2,327	6,341	5,264	1,747
Market (depreciation)/appreciation	(1,907)	599	2,406	5,851	(5,171)
Fund closures	(7)	—	—	—	—
End of period assets	$93,735	$93,666	$90,740	$81,993	$70,878
Average assets during the period	$95,743	$91,578	$87,508	$77,649	$74,677
Average advisory fee during the period	0.36%	0.36%	0.36%	0.36%	0.38%
Revenue days	92	91	90	92	92
Number of ETFs—end of the period	353	353	350	348	347

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$65,903	$61,283	$55,973	$48,043	$47,255
Inflows/(outflows)	3,601	3,249	4,012	4,232	3,812
Market (depreciation)/appreciation	(1,486)	1,371	1,298	3,698	(3,024)
Fund closures	—	—	—	—	—
End of period assets	$68,018	$65,903	$61,283	$55,973	$48,043
Average assets during the period	$68,008	$62,712	$59,430	$53,655	$49,466
Number of ETFs—end of the period	80	80	80	79	78

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$27,763	$29,457	$26,020	$22,835	$27,047
(Outflows)/inflows	(1,618)	(922)	2,329	1,032	(2,065)
Market (depreciation)/appreciation	(421)	(772)	1,108	2,153	(2,147)
Fund closures	(7)	—	—	—	—
End of period assets	$25,717	$27,763	$29,457	$26,020	$22,835
Average assets during the period	$27,735	$28,866	$28,078	$23,994	$25,211
Number of ETPs—end of the period	273	273	270	269	269

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$26,001	$24,534	$24,112	$20,952	$21,058
Inflows/(outflows)	864	414	(149)	1,021	1,239
Market (depreciation)/appreciation	(1,222)	1,053	571	2,139	(1,345)
End of period assets	$25,643	$26,001	$24,534	$24,112	$20,952
Average assets during the period	$26,502	$24,732	$24,725	$23,492	$22,534

Fixed Income
Beginning of period assets	$20,204	$18,696	$15,259	$11,683	$9,178
Inflows/(outflows)	1,675	1,472	3,516	3,392	2,628
Market (depreciation)/appreciation	(82)	36	(79)	184	(123)
End of period assets	$21,797	$20,204	$18,696	$15,259	$11,683
Average assets during the period	$20,955	$19,173	$17,164	$13,949	$10,065

Commodity & Currency
Beginning of period assets	$22,384	$24,924	$22,097	$19,561	$23,624
(Outflows)/inflows	(1,815)	(1,513)	2,003	796	(2,179)
Market (depreciation)/appreciation	(103)	(1,027)	824	1,740	(1,884)
End of period assets	$20,466	$22,384	$24,924	$22,097	$19,561
Average assets during the period	$22,278	$24,033	$23,806	$20,345	$21,625

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	Three Months Ended
	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept 30, 2022

International Developed Market Equity
Beginning of period assets	$13,423	$11,433	$10,195	$9,183	$9,968
Inflows/(outflows)	798	1,592	450	40	(115)
Market (depreciation)/appreciation	(319)	398	788	972	(670)
End of period assets	$13,902	$13,423	$11,433	$10,195	$9,183
Average assets during the period	$13,873	$12,276	$10,879	$10,000	$10,032

Emerging Market Equity
Beginning of period assets	$9,191	$8,811	$8,116	$7,495	$8,386
Inflows/(outflows)	451	329	486	(53)	114
Market (depreciation)/appreciation	(73)	51	209	674	(1,005)
End of period assets	$9,569	$9,191	$8,811	$8,116	$7,495
Average assets during the period	$9,652	$8,998	$8,666	$7,770	$8,329

Leveraged & Inverse
Beginning of period assets	$1,864	$1,785	$1,754	$1,523	$1,618
(Outflows)/inflows	(1)	12	43	59	45
Market (depreciation)/appreciation	(82)	67	(12)	172	(140)
End of period assets	$1,781	$1,864	$1,785	$1,754	$1,523
Average assets during the period	$1,894	$1,798	$1,757	$1,623	$1,589

Alternatives
Beginning of period assets	$340	$306	$310	$306	$305
Inflows/(outflows)	5	22	(18)	12	16
Market (depreciation)/appreciation	(11)	12	14	(8)	(15)
End of period assets	$334	$340	$306	$310	$306
Average assets during the period	$342	$320	$308	$305	$313

Cryptocurrency
Beginning of period assets	$248	$239	$136	$163	$151
Inflows/(outflows)	10	(1)	13	(4)	—
Market (depreciation)/appreciation	(15)	10	90	(23)	12
End of period assets	$243	$248	$239	$136	$163
Average assets during the period	$238	$236	$190	$152	$178

Closed ETPs
Beginning of period assets	$11	$12	$14	$12	$14
(Outflows)/inflows	(4)	—	(3)	1	(1)
Market (depreciation)/appreciation	—	(1)	1	1	(1)
Fund closures	(7)	—	—	—	—
End of period assets	$—	$11	$12	$14	$12
Average assets during the period	$9	$12	$13	$13	$12

Headcount	299	291	279	273	274

Note: Previously issued statistics may be restated due to fund closures and trade adjustments
Source: WisdomTree

7

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2023	Dec. 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$89,481	$132,101
Financial instruments owned, at fair value	78,950	126,239
Accounts receivable	35,868	30,549
Prepaid expenses	6,511	4,684
Other current assets	1,004	390
Total current assets	211,814	293,963
Fixed assets, net	457	544
Indemnification receivable	—	1,353
Securities held-to-maturity	237	259
Deferred tax assets, net	9,508	10,536
Investments	36,873	35,721
Right of use assets—operating leases	866	1,449
Goodwill	86,841	85,856
Intangible assets, net	604,781	603,567
Other noncurrent assets	447	571
Total assets	$951,824	$1,033,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$27,655	$36,521
Compensation and benefits payable	27,792	24,121
Income taxes payable	4,365	1,599
Operating lease liabilities	889	1,125
Convertible notes—current	—	59,197
Deferred consideration—gold payments	—	16,796
Accounts payable and other liabilities	14,660	9,075
Total current liabilities	75,361	148,434
Convertible notes—long term	274,514	262,019
Deferred consideration—gold payments	—	183,494
Operating lease liabilities	—	339
Other noncurrent liabilities	—	1,353
Total liabilities	349,875	595,639
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569
STOCKHOLDERS’ EQUITY
Preferred stock:
Series C Non-Voting Convertible, par value $0.01; 13.087 shares authorized, issued and outstanding	—	—
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 150,335 and 146,517 at September 30, 2023 and December 31, 2022, respectively	1,503	1,465
Additional paid-in capital	387,507	291,847
Accumulated other comprehensive loss	(1,637)	(1,420)
Retained earnings	82,007	13,719
Total stockholders’ equity	469,380	305,611
Total liabilities and stockholders’ equity	$951,824	$1,033,819

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended Sept. 30,
	2023	2022
Cash flows from operating activities:
Net income	$83,469	$78,973
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on revaluation/termination of deferred consideration—gold payments	(61,953)	(63,188)
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(37,632)	(44,886)
Stock-based compensation	12,422	7,822
Loss on extinguishment of convertible notes	9,721	—
Impairments	7,603	—
Contractual gold payments	6,069	13,001
Amortization of issuance costs—convertible notes	1,443	1,941
Deferred income taxes	1,282	2,233
Losses on investments	1,245	—
Losses on financial instruments owned, at fair value	1,006	15,633
Amortization of right of use asset	963	648
Depreciation and amortization	537	158
Other	—	(223)
Changes in operating assets and liabilities:
Accounts receivable	(7,346)	4,076
Prepaid expenses	(1,826)	(2,356)
Gold and other precious metals	30,629	33,598
Other assets	356	(503)
Intangibles—software development	(1,569)	(1,958)
Fund management and administration payable	3,577	1,369
Compensation and benefits payable	(8,786)	(4,990)
Income taxes payable	2,802	(1,822)
Operating lease liabilities	(955)	(644)
Accounts payable and other liabilities	5,293	4,231
Net cash provided by operating activities	48,350	43,113
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(56,837)	(41,240)
Purchase of investments	(10,000)	(11,863)
Cash paid—acquisition of Securrency Transfers, Inc. (net of cash acquired)	(985)	—
Purchase of fixed assets	(93)	(211)
Proceeds from the sale of financial instruments owned, at fair value	102,276	27,650
Receipt of contingent consideration—Sale of Canadian ETF business	1,477	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	22	38
Net cash provided by/(used in) investing activities	35,860	(25,626)
Cash flows from financing activities:
Repurchase and maturity of convertible notes	(184,272)	—
Termination of deferred consideration—gold payments	(50,005)	—
Dividends paid	(14,897)	(14,521)
Shares repurchased	(3,570)	(3,418)
Issuance costs—Convertible notes	(3,548)	—
Issuance costs—Series C Preferred Stock	(97)	—
Proceeds from the issuance of convertible notes	130,000	—
Net cash used in financing activities	(126,389)	(17,939)
Decrease in cash flow due to changes in foreign exchange rate	(441)	(7,557)
Net decrease in cash and cash equivalents	(42,620)	(8,009)
Cash and cash equivalents—beginning of year	132,101	140,709
Cash and cash equivalents—end of period	$89,481	$132,700
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8,069	$8,769
Cash paid for interest	$8,272	$6,156

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Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on revaluation/termination of deferred consideration—gold payments: Deferred consideration—gold payments was an obligation we assumed in connection with the ETFS acquisition that was carried at fair value. This item represented the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations have had a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it was not core to our operating business. The item was not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

During the second quarter of 2023, we terminated this obligation for aggregate consideration totaling approximately $137.0 million.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Loss on extinguishment of our convertible notes, impairments, remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business, unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign and litigation expenses associated with certain provisions of our Stockholder Rights Agreement dated as of March 17, 2023, as amended with Continental Stock Transfer & Trust Company, as Rights Agent, are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

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WISDOMTREE, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Net income/(loss), as reported	$12,984	$54,252	$16,233	$(28,289)	$81,229
Add back: Impairments, net of income taxes	2,046	—	3,710	—	—
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	1,479	762	(1,479)	669	4,778
Add back/(deduct): Increase/(decrease) in deferred tax asset valuation allowance on financial instruments owned and investments	1,234	(508)	1,667	364	1,454
Add back/(deduct): Unrealized losses/(gains) recognized on our investments, net of income taxes	323	(2,346)	2,966	469	(248)
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	(18)	33	(185)	—	4
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	—	(41,361)	(20,592)	35,423	(77,895)
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	3,720	732	—	—
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement, net of income taxes	—	367	—	—	—
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	—	9,623	—	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	(1,477)	—	—
Deduct: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	—	(1,609)	—
Adjusted net income	$18,048	$14,919	$11,198	$7,027	$9,322
Weighted average common shares—diluted	177,140	170,672	159,887	159,478	158,953
Adjusted earnings per share—diluted	$0.10	$0.09	$0.07	$0.04	$0.06

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Operating revenues	$90,423	$85,724	$82,044	$73,310	$72,414
Less: Fund management and administration	(18,023)	(17,727)	(17,153)	(16,906)	(16,285)
Gross margin	$72,400	$67,997	$64,891	$56,404	$56,129
Gross margin percentage	80.1%	79.3%	79.1%	76.9%	77.5%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Operating revenues	$90,423	$85,724	$82,044	$73,310	$72,414
Operating income	$26,705	$18,181	$16,571	$11,719	$14,873
Add back: Expenses incurred in response to an activist campaign	—	4,913	967	—	—
Adjusted operating income	$26,705	$23,094	$17,538	$11,719	$14,873
Adjusted operating income margin	29.5%	26.9%	21.4%	16.0%	20.5%

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	Three Months Ended
Adjusted Total Operating Expenses:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Total operating expenses	$63,718	$67,543	$65,473	$61,591	$57,541
Deduct: Expenses incurred in response to an activist campaign	—	(4,913)	(967)	—	—
Adjusted total operating expenses	$63,718	$62,630	$64,506	$61,591	$57,541

	Three Months Ended
Adjusted Income Before Income Taxes:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Income/(loss) before income taxes	$18,820	$57,807	$17,616	$(28,310)	$84,556
Add back: Impairments	2,703	—	4,900	—	—
Add back/(deduct): Losses/(gains) on financial instruments owned	1,953	1,007	(1,954)	883	6,311
Add back/(deduct): Unrealized losses/(gains) recognized on investments	426	(3,099)	3,918	619	(327)
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	—	(41,361)	(20,592)	35,423	(77,895)
Add back: Expenses incurred in response to an activist campaign	—	4,913	967	—	—
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	485	—	—	—
Add back: Loss on extinguishment of convertible notes	—	—	9,721	—	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	—	(1,477)	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	1,386	—	—
Adjusted income before income taxes	$23,902	$19,752	$14,485	$8,615	$12,645

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Sept. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022

Adjusted income before income taxes (above)	$23,902	$19,752	$14,485	$8,615	$12,645
Income tax expense/(benefit)	$5,836	$3,555	$1,383	$(21)	$3,327
(Deduct)/add back: (Increase)/decrease in deferred tax asset valuation allowance on financial instruments owned and investments	(1,234)	508	(1,667)	(364)	(1,454)
Add back: Tax benefit arising from impairments	657	—	1,190	—	—
Add back/(deduct): Tax benefit/(expense) arising from losses/(gains) on financial instruments owned	474	245	(475)	214	1,533
Add back/(deduct): Tax benefit/(expense) on unrealized losses and gains on investments	103	(753)	952	150	(79)
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	18	(33)	185	—	(4)
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	1,193	235	—	—
Add back: Tax benefit arising from litigation expenses associated with certain provisions of the Stockholder Rights Agreement	—	118	—	—	—
Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	—	1,609	—
Add back: Tax benefit arising from extinguishment of convertible notes	—	—	98	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	1,386	—	—
Adjusted income tax expense	$5,854	$4,833	$3,287	$1,588	$3,323
Adjusted effective income tax rate	24.5%	24.5%	22.7%	18.4%	26.3%

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

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Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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